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Exhibit 99.1


               Nutrition 21 Reports Fiscal Second Quarter Results

[LOGO]


IMMEDIATE RELEASE


               Nutrition 21 Reports Fiscal Second-Quarter Results

        PURCHASE, N.Y., February 12, 2004--Nutrition 21, Inc. (Nasdaq: NXXI), the leading developer and marketer of chromium-based nutritional supplements, today reported a fiscal second quarter net loss of $1.2 million ($0.03 per diluted share) on revenues of $2.4 million, compared with a net loss of $2.3 million ($0.07 per diluted share) on revenues of $2.3 million for the same period a year ago. For the six months ended December 31, the Company reported a net loss of $2.3 million ($0.06 per diluted share) on revenues of $4.8 million, compared to a net loss of $2.4 million ($0.07 per diluted share) on revenues of $5.6 million for the comparable period a year ago.


        Gail Montgomery, President and CEO of the Company commented, "We are pleased with the modest improvements in ingredient revenues, gross margins and operating expenses that are reflected in these results."


        "We continue to work toward optimizing the value of our chromium-based intellectual property as we prepare for the launch of our therapeutic branded products. An important and critical first step was the December 2003 filing of our health claim petition with the U.S. Food and Drug Administration (FDA). The petition requested that the FDA allow use of eight dietary supplement health claims associating chromium picolinate supplementation with reduced risk of insulin resistance, type 2 diabetes and related disease conditions.

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         "Our key  FY2004  strategic  objectives  include  1)  presentation  and promotion of breakthrough findings associated with our chromium technologies; 2) expansion of chromium research through third party institutions; and 3) securing medical acceptance for the therapeutic use of Chromax(R) chromium picolinate and Diachrome(TM) in insulin-resistant populations. We look forward to publicizing the findings from several recently completed research programs at key scientific meetings this spring. This growing body of evidence supports our health claim petition. It also supports our efforts to expand our licensing program and develop key strategic alliances to market and distribute our brands."



        "We expect that business development expenses will increase as we draw closer to launching our brands."

        At December 31, 2003, the Company had $ 5.7 million in cash and short-term investments, and working capital of $5.8 million compared to $4.1 million in cash and working capital at June 30, 2003.

        On October 9, 2003 the Company completed a private placement of 4, 062,500 shares of common stock for aggregate gross proceeds of $3.25 million.
The net proceeds of approximately $3.00 million from the sale of these securities are intended for general corporate purposes, including the continued clinical and market development of the Company's therapeutic initiatives.

About Nutrition 21

    Nutrition 21 is a nutrition bioscience company using pharmaceutical quality research to substantiate the health benefits of nutritional supplements .It holds 24 patents for chromium compounds and their uses and 11 other nutrition patents. The Company's proprietary technologies focus on chromium picolinate and its relationship to insulin resistance, a condition implicated in type 2 diabetes, cardiovascular disease, obesity and depression. Nutrition 21 markets Chromax(R), chromium picolinate, the leading chromium ingredient used in supplements. The Company is developing its first branded product, Diachrome(TM), for people with type 2 diabetes intended to be marketed through healthcare channels. More information is available at http://www.nutrition21.com. www.chromax.com, and www.diachrome.com


Safe Harbor Provision

   This press release may contain certain forward-looking statements. The words "believe," "expect," "anticipate" and other similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties, including without limitation: the effect of the expiration of patents; regulatory issues; uncertainty in the outcomes of clinical trials; changes in external market factors; changes in the Company's business or growth strategy or an inability to execute its strategy due to changes in its industry or the economy generally; the emergence of new or growing competitors; various other competitive factors; and other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission, including its Form 10-K/A for the year ended June 30, 2003. Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this press release will in fact occur. Additionally, the Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

Contacts:

         Investor Relations: 914-701-4545



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                               NUTRITION 21, INC.

                      Condensed Consolidated Balance Sheets
                                 (in thousands)



                                                                 December 31,      June 30,
                                                                    2003            2003
                                                                   -------         -------
                                                                (unaudited)
ASSETS

Current Assets
         Cash, cash equivalents and short-term investments         $ 5,677         $ 4,059
         Accounts receivable, net                                    1,122           1,140
         Other receivables                                             939           1,100
         Inventories                                                 1,224           1,135
         Prepaid expense and other current assets                      314             196
                                                                   -------         -------
Total Current Assets                                                 9,276           7,630

Property and equipment, net                                            396             479
Patents, trademarks, and other intangibles, net                      9,829          10,612
Other assets                                                           188             199
                                                                   -------         -------
Total Assets                                                       $19,689         $18,920
                                                                   =======         =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
         Accounts payable and accrued expenses                     $ 3,417         $ 3,456
         Contingent payments payable                                    36              26
         Preferred dividends payable                                    --               2
                                                                   -------         -------

Total Liabilities                                                    3,453           3,484
                                                                   -------         -------
Stockholders' Equity                                                16,236          15,436
                                                                   -------         -------
Total Liabilities and Stockholders' Equity                         $19,689         $18,920
                                                                   =======         =======


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                               NUTRITION 21, INC.

                      Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (unaudited)


                                       Three Months Ended                   Six Months Ended
                                          December 31,                         December 31,
                                   --------------------------          --------------------------
                                     2003              2002              2003              2002
                                   --------          --------          --------          --------
Net Sales                          $  2,345          $  2,284          $  4,653          $  5,523
Other Revenues                           50                50               100               125
                                   --------          --------          --------          --------
Total Revenues                        2,395             2,334             4,753             5,648

Cost of Goods Sold                      582               982             1,145             1,790
                                   --------          --------          --------          --------
Gross Profit                          1,813             1,352             3,608             3,858
Selling, General and
Administrative Expense                1,912             2,309             3,753             4,022
Research and Development
Expense                                 613               556             1,041               840
Depreciation and
Amortization                            540               767             1,079             1,397
Interest Income, net                      4                10                 4                19
                                   --------          --------          --------          --------
Net (loss)                         $ (1,248)         $ (2,270)         $ (2,261)         $ (2,382)
                                   ========          ========          ========          ========
Basic (loss) Per Share             $  (0.03)         $  (0.07)         $  (0.06)         $  (0.07)
                                   ========          ========          ========          ========
Diluted (loss) Per Share           $  (0.03)         $  (0.07)         $  (0.06)         $  (0.07)
                                   ========          ========          ========          ========
Weighted Average Number of
Common Shares-Basic                  37,414            33,041            35,557            33,021
                                   ========          ========          ========          ========
Weighted Average Number of
Common Shares-Diluted                37,414            33,041            35,557            33,021
                                   ========          ========          ========          ========